UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2025

GERON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 E. HILLSDALE BLVD., SUITE 250

FOSTER CITY, CALIFORNIA 94404

(Address of principal executive offices, including zip code)

(650) 473-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 10, 2025, the service of John A. Scarlett, M.D. as the President, Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of Geron Corporation (the “Company” or “Geron”) concluded and, in connection therewith, Dr. Scarlett resigned from the Board. To assist with the transition of his duties, Dr. Scarlett will remain employed by the Company through March 31, 2025. In connection with his departure from the Company, Dr. Scarlett is eligible for certain severance benefits under the terms of his employment agreement with Geron as described under “Executive Compensation—Employment Agreements with Named Executive Officers – Severance and Change in Control Benefits – Employment Agreements” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 27, 2024.

Also, effective March 10, 2025, Dawn C. Bir, a current member of the Board, was appointed as the Interim President and Chief Executive Officer of Geron to serve in such capacity while the Company conducts a search for a permanent Chief Executive Officer. Ms. Bir, age 54, has served as a director of Geron since March 2019. She has also served as a member of the board of directors of Soleno Therapeutics, Inc., a biopharmaceutical company developing novel therapeutics for the treatment of rare diseases, since August 2024. Ms. Bir served as the Chief Commercial Officer of Reata Pharmaceuticals, Inc., a biopharmaceutical company where she led marketing, market access, sales, and commercial operations, from September 2016 until Reata’s acquisition by Biogen, Inc. in September 2023. From February 2013 to September 2016, Ms. Bir served as Vice President of Sales with Pharmacyclics LLC, an AbbVie company, where she built and led their first hematology national sales organization, and was responsible for the launch of IMBRUVICA® in the United States and Puerto Rico. From October 2011 to February 2013, Ms. Bir served as Vice President of Sales & Marketing of SKY Pharmaceuticals Packaging, Inc. & Rx Pak, a unit within the U.S. pharmaceutical and specialty solutions division of McKesson Corporation, a global healthcare company, where she was responsible for two companies and revenue centers, and led multiple functions, including sales, marketing, contract management, project management and customer service. From 1996 to October 2011, Ms. Bir held several commercial and sales positions of increasing responsibility within Genentech, Inc., a member of the Roche Group, a global pharmaceutical company, and Bristol Myers Squibb Company, a global pharmaceutical company. Ms. Bir holds a B.S. in Biology from Binghamton University.

There were no new compensatory arrangements established for Ms. Bir, nor were there any grants or awards made to Ms. Bir, in connection with her appointment as the Company’s Interim President and Chief Executive Officer. Any new compensatory arrangements for or grants or awards to be made to Ms. Bir in connection with her appointment as the Company’s Interim President and Chief Executive Officer, if any, will be subsequently determined and to the extent applicable, the Company will file an amendment to this Current Report on Form 8-K to report the same.

Ms. Bir will remain a member of the Board and, effective March 10, 2025, has stepped down from the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. In addition, effective March 10, 2025, Ms. Elizabeth G. O’Farrell, currently the Lead Independent Director of the Board, was appointed Chair of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	March 11, 2025	By:	/s/ Scott A. Samuels
		Name:	Scott A. Samuels
		Title:	Executive Vice President,
Chief Legal Officer and Secretary